NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND

DALLAS, TEXAS – August 1, 2011 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock to be paid in cash.  The dividend is payable on September 28, 2011 to shareholders of record at the close of business on September 9, 2011.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide products and other businesses.

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